UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 9, 2009

SIRF TECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50669	77-0576030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

217 Devcon Drive San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

(408) 467-0410

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01 Other Events.

As previously disclosed, on January 24, 2008, SiRF Technology Holdings, Inc. (“SiRF”) entered into a loan and security agreement pursuant to which SiRF made two advances totaling $13.5 million to a potential acquisition target in connection with SiRF’s proposal to acquire all outstanding shares of this entity. Subsequent to executing the loan and security agreement, SiRF decided not to proceed with the acquisition of the original borrower. As a result of changes in circumstances, in the second quarter of 2008, SiRF determined that it was no longer probable that the principal under the note receivable was fully recoverable and recorded an impairment charge of $11.8 million.

On February 9, 2009, SiRF entered into a contingent loan assignment and assumption agreement with the borrower and a third party for the assignment by SiRF of its interest as a secured lender under the loan and security agreement. Under the terms of the loan assignment and assumption agreement, in the event of a change of control of the borrower with the third party, on or before July 24, 2009, SiRF will receive SiRF $9 million, plus interest from January 31, 2009. Otherwise, the assignment and assumption agreement will become void ab initio. SiRF is not a constituent corporation in the potential transaction with the borrower that would trigger the assignment and assumption, accordingly, there can be no assurance whatsoever that SiRF will receive payment.

Forward Looking Statements

This report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent the current expectations and beliefs of SiRF’s management concerning future events and their potential effects on SiRF relating to the potential merger of the original borrower under the loan and security agreement with a third party and the contingent payment by the third party to SiRF of the amounts referenced above. These statements are based on the current beliefs and expectations of our management and are not guarantees of future performance and should not be considered as an indication of future performance. Each statement speaks only as of the date hereof and SiRF undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2009

SIRF TECHNOLOGY HOLDINGS, INC.

By:	/s/ Dennis Bencala
	Name:	Dennis Bencala
	Title:	Chief Financial Officer